                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of this 29/th/ day of June, 2001, between NETPELX SYSTEMS, Inc., a Delaware corporation ("Netplex Delaware") and NETPLEX SYSTEMS, Inc., a Virginia corporation ("Netplex Virginia").

     WHEREAS, the Board of Directors and Shareholders of Netplex Delaware and the Board of Directors and Shareholders of Netplex Virginia deem it advisable and in their respective best interests that Netplex Virginia merge with and into Netplex Delaware under and pursuant to the provisions of the Delaware General Corporation Law (the "GCL") and the Virginia Stock Corporation Act (the "VSCA").

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein, the parties agree as follows:

1.  THE MERGER

     (a) The Merger.  In accordance with the provisions of this Agreement, the
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GCL and the VSCA, Netplex Virginia shall merge with and into Netplex Delaware
(the "Merger"). At and after the Effective Time (as defined in Section 1(b) hereof) Netplex Delaware shall be, and is sometime referred to herein as, the "Surviving Corporation." Netplex Delaware and Netplex Virginia are sometime referred to herein as the "Constituent Entities."

     (b) Effective Time of the Merger.  As soon as possible after this Agreement
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is executed and delivered, Certificates of Merger shall be filed with the
Secretary of State of the State of Delaware in accordance with Sections 103 and 252 of the GCL and Articles of Merger shall be filed with the Secretary of the Commonwealth of Virginia in accordance with Section 13.1-706 of the VSCA. The Merger shall become effective (the "Effective Time") upon the filing of these certificates.

     (c) Effect of Merger.  At the Effective Time, the separate existence of
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Netplex Virginia shall cease and Netplex Virginia shall be merged with and into the Surviving Corporation and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Entities to the fullest extent provided in the GCL.
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     (d)  Certificate of Incorporation, Name, By-Laws, Directors and Officers of
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          Surviving Corporation.
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From and after the Effective Time,

          (i) the Certificate of Incorporation of Netplex Delaware shall be the Certificate of Incorporation of the Surviving Corporation (the "Certificate of Incorporation") and the name of the Surviving Corporation shall be Netplex Systems, Inc., unless and until altered, amended or repealed as provided in the GCL or the Certificate of Incorporation.

          (ii) the Bylaws of Netplex Delaware shall be the Bylaws of the Surviving Corporation (the "Bylaws"), unless and until altered, amended or repealed as provided in the GCL, the Certificate of Incorporation and such Bylaws;

          (iii)the Directors of Netplex Delaware shall be the Directors of the Surviving Corporation, unless and until removed, or until such Director's respective terms of office shall have expired, in accordance with the GCL and the Certificate of Incorporation and the Bylaws of the Surviving Corporation, as applicable; and

          (iv) the Officers of Netplex Delaware shall be the Officers of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the GCL and the Certificate of Incorporation and the Bylaws of the Surviving Corporation, as applicable.

     (e)  Taking of Necessary Action.  Prior to the Effective Time, the parties
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hereto shall do, or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable in accordance with this Agreement and the GCL.

     (f)  Tax-Free Reorganization.  For Federal income tax purposes, the parties
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intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties shall not take a position on any tax return or reports inconsistent with this paragraph, unless required by law.

2.   CONVERSION OF SHARES

     Conversion of Shares.
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     (i)  At the Effective Time, by virtue of the Merger and without any action on the part of the holder hereof, each share of the Common Stock and each share of Preferred Stock of Netplex Virginia shall be converted into the right to receive, in the case of Common Stock, one (1) fully paid and non-assessable share of Common Stock of Netplex Delaware, par value $.001 per share, and, in the case of Preferred Stock, one (1) fully paid and non-assessable share of Preferred Stock of Netplex Delaware, par value
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$0.01 per share. At the Effective Time, all shares of Netplex Virginia Common
Stock and Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each shareholder of Netplex Virginia shall cease to have any rights as a stockholder of Netplex Virginia, except the right to receive shares of Common Stock and Preferred Stock, as the case may be, of Netplex Delaware as provided herein.

     (ii) The shares of Netplex Delaware's stock issued in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be transferred or resold thereafter, except in reliance on an exemption from registration under the Securities Act or unless such shares are registered under the Securities Act.

3.   APPROVAL OF AGREEMENT; FILING THEREOF

     The Directors and Shareholders of Netplex Delaware and the Directors and Shareholders of Netplex Virginia have approved and adopted the Merger and this Agreement by executing unanimous written consents in accordance with the GCL and [Virginia Law], as applicable.

4.   MISCELLANEOUS.

     (a) Amendment.  The parties may amend this Agreement by action taken by the
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Directors of Netplex Delaware and Netplex Virginia at any time prior to the
Effective Time. No amendment of this Agreement shall be made which pursuant to the GCL, the VSCA or other law requires the further approval of the shareholders of either or both of Netplex Delaware and/or Netplex Virginia unless such approval has been obtained. Only an instrument in writing signed on behalf of each of the parties can amend this Agreement.

     (b) Entire Agreement.  This Agreement contains the entire agreement among
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the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings, written or oral.

     (c) Counterparts.  This Agreement may be executed in any number of
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counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     (d) Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware and the Commonwealth of
Virginia as applicable to the Merger. The terms of this Agreement applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws) shall be governed by and construed in accordance with the laws of the State of Delaware.
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     (e) Pronouns.  As used herein, all pronouns shall include the masculine,
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feminine, neuter, singular and plural thereof whenever the context and facts require such constructions.

     (f) Descriptive  Headings.  Descriptive headings are for convenience only
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and shall not control or affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and delivered on its behalf as of the date first above written.


                       NETPLEX SYSTEMS, INC.,
                       A Virginia Corporation


                       By:_________________________________________
                          Robert Barcum, President



                       NETPLEX SYSTEMS, INC.,
                       A Delaware Corporation


                       By:_________________________________________
                          Robert Barcum, President



B0203408